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Exhibit 10.16

RETIREMENT AGREEMENT

November 21, 2006

Dear Dr. Gupta:

        This letter sets forth the agreement between you and GT Solar Incorporated, a Delaware corporation (the "Company," and together with GT Solar International, Inc., a Delaware corporation, GT Solar Holdings, LLC, a Delaware limited liability company, and each of the Company's subsidiaries, the "Group," and each individually a "Group Company"). By signing and delivering to the Company as provided below this letter agreement (this "Agreement"), you and the Company hereby agree as follows:

        1.    Retirement from the Company.

        The termination of your employment and the termination of your board membership with each Group Company (as applicable) will be effective on December 31, 2006 (the "Retirement Date"). As of the Retirement Date, you will automatically (i) no longer be an employee or a director of any Group Company and (ii) cease to be required to fulfill any of the duties and responsibilities associated with any of the aforementioned positions with any Group Company. In addition, the Employment Agreement by and between you and the Company, dated as of December 30, 2005 (the "Employment Agreement") will terminate and be of no further force or effect as of the Retirement Date.

        2.    Severance Benefits.

        In exchange for your execution and delivery to the Company of this Agreement and the General Release in the form attached as Exhibit A hereto (the "Release"), and only for so long as you comply with the Confidentiality and Non-Competition Agreement (as defined below) and only for so long as you do not revoke, or attempt to revoke, the Release or otherwise assert in writing that the Release is unenforceable, the Company agrees to provide you for a twenty-four (24) month period from and after the Retirement Date with all of the "Severance Benefits" (as defined in the Employment Agreement) to which you would have been entitled pursuant to Section 3.7.1 of the Employment Agreement had you been terminated by the Company without "Cause" (as defined in the Employment Agreement). Such Severance Benefits shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or any Group Company, but shall be subject to all required and customary withholding by the Company or any Group Company. You understand that the Severance Benefits to you represent consideration for signing the Release and are not salary, wages or benefits to which you were already entitled. You also acknowledge and represent that you have already received everything to which you were entitled by virtue of your employment relationship and/or director relationship with the Company or any other Group Company.

        3.    Confidentiality and Non-Competition Agreement.

          (a)   Notwithstanding the termination of your employment and directorships with the Group as set forth in this Agreement, you shall continue to be bound by the restrictions set forth in that certain Confidentiality and Non-Competition Agreement by and between you and the Company, dated as of December 30, 2005 (the "Confidentiality and Non-Competition Agreement"), on the terms set forth therein. The Company understands that you may have an interest in certain projects related to the solar power industry, including, specifically, projects related to reflectometers, non-aqueous wafer cleaning systems, and single crystal technologies. Upon your request on a case-by-case basis, the Company will consider waiving specific aspects of the Confidentiality and Non-Competition Agreement and, potentially, licensing certain technologies to you on terms the Company considers commercially reasonable. However, any waiver or license by the Company would be in the Company's sole discretion and would be subject to mutually agreeable terms.

          (b)   As you are aware, the Company is party to a license agreement (the "NREL Agreement") with the National Renewable Energy Laboratory ("NREL") under which it has licensed certain technology from NREL. Notwithstanding subsection (a) above, at your request the Company will, on reasonable commercial terms to be negotiated in good faith, (i) sublicense to you, for your use in connection with projects related to reflectometers, certain of the technology it has licensed from NREL (provided that such sublicense is permitted under the terms of the NREL Agreement) and (ii) waive provisions of the Confidentiality and Non-Competition Agreement to the extent necessary to permit you to pursue such projects based on such sublicense.

        4.    Additional Agreements.

          (a)   You agree to reasonably cooperate with each Group Company in any internal investigation, administrative, regulatory, or judicial proceeding or dispute with a third party. You understand and agree that your cooperation may include, but not be limited to, making yourself available to the Group or any Group Company upon reasonable notice for interviews and factual investigations; appearing at the request of the Group or any Group Company to give testimony without requiring service of a subpoena or other legal process; volunteering to the Group pertinent information; and turning over to the Group all relevant documents which are or may come into your possession all at times and on schedules that are reasonably consistent with your other permitted activities and commitments. You understand that in the event the Company asks for your cooperation in accordance with this provision, the Company will reimburse you solely for reasonable travel expenses (including lodging and meals) upon your submission of receipts.

          (b)   You agree not to disparage any Group Company, or any of such Group Company's past or present investors, officers, directors, members or affiliates or any of such members or affiliates' officers, directors or employees. The Company agrees to cause each of its executive officers and directors not to disparage you. You further agree that as of the Retirement Date, you will return to the Group any and all property, tangible or intangible, relating to its business, which you possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that you shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

        5.    Confidentiality of this Agreement.

        The contents of this Agreement (including the Release), including but not limited to its financial terms, are strictly confidential. By signing this agreement you agree and represent that you will maintain the confidential nature of the Agreement (including the Release), except (a) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential; (b) as otherwise required by law, in which case you shall notify the Company in writing in advance of disclosure; and (c) as necessary to enforce this Agreement.

        The Company agrees that it will keep the contents of this Agreement confidential, except (a) to its executive staff and governing bodies, as necessary or appropriate, and to its outside counsel and auditors; (b) as otherwise required by law; and (c) as necessary to enforce this Agreement.

        6.    No Transfer or Assignment.

        You and the Company agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiary, including for alimony, except to the extent required by law.

        7.    No Admissions.

        This Agreement shall not be construed as an admission of any wrongdoing either by you or by the Company, its affiliates, or its and their directors, officers, agents and employees.

        8.    No Other Agreement.

        This Agreement contains the entire agreement between you and the Company. No part of this Agreement may be changed except in writing, executed by both you and the Company.

        9.    Third Party Beneficiaries.

        The Company's rights under this Agreement shall inure to the benefit of each other Group Company and to the officers, directors, employees, stockholders, members and affiliates of each Group Company and its affiliates, and your rights to Severance Benefits under this Agreement shall inure to the benefit of you and your successors and permitted assigns. Except as set forth in the preceding sentence, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The Company shall require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase had taken place, unless the Company at the time of such sale enters into other reasonable arrangements to protect your rights to receive Severance Benefits. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

        10.    Governing Law.

        This Agreement shall be interpreted in accordance with the laws of the State of New Hampshire. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this Agreement.

        11.    Counterparts.

        This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

* * * * * *

        Please indicate your agreement by signing this letter and returning it to us on or before 11/21, 2006.

Very truly yours,
GT SOLAR INCORPORATED
By:	/s/ THOMAS M. ZARRELLA Name: Thomas M. Zarrella Title: President

AGREED TO AND ACCEPTED BY:

/s/ KEDAR P. GUPTA Kedar P. Gupta

Dated: 11/21, 2006

GENERAL RELEASE

        I, Kedar P. Gupta, in consideration of and subject to the performance by GT Solar Incorporated, a Delaware corporation (together with GT Solar International, Inc., a Delaware corporation, GT Solar Holdings, LLC, a Delaware limited liability company, and each of the Company's subsidiaries, the "Company"), of its obligations under the Employment Agreement. dated as of December 30. 2005 (the "Employment Agreement") and the Retirement Agreement, dated as of the date hereof (the "Retirement Agreement"), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company's stockholder and the affiliates, officers, manager, members and indirect owners thereof (collectively, the "Released Parties") to the extent provided below.

1.
I understand that any payments or benefits paid or granted to me under Section 2 of the Retirement Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Retirement Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.
Except as provided in paragraph 4 below and except for the provisions of the Retirement Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment (or board membership) with, or my separation or termination from, the Company or any Group Company (for the avoidance of doubt, excluding rights and claims in any other capacity, including as the owner of any equity interest in GT Solar Holdings, LLC; including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my retirement from employment (and from my board memberships) with the Company in compliance with the terms of the Retirement Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). This General Release also does not waive or release any rights or claims that I may have against the Company (i) to any salary accrued or accruing on or after November 1, 2006 through the Retirement Date, or vacation pay accrued or accruing through the Retirement Date, in each case to the extent unpaid as of the date hereof, and/or to reimbursement pursuant to the Company's existing reimbursement policies for out-of-pocket expenses incurred in the ordinary course of business prior to the Retirement Date; (ii) under "COBRA" rights and similar state laws; if any, (iii) under the Company's certificate of incorporation or bylaws, insurance policies, or otherwise, to be indemnified, contributed to, or held harmless from and against liabilities incurred by reason of my service as a director, officer, or employee of the Company; and (iv) for the avoidance of doubt, under the Limited Liability Company Agreement of GT Solar Holdings, LLC, dated as of December 30, 2005 (the "LLC Agreement") or the Registration Rights Agreement dated as of December 30, 2005, by and among the GT Equipment Technologies, Inc., me, and certain others. To induce the Company to enter into the Retirement Agreement, I hereby represent and warrant to the Company that I am not aware of any basis for any claim for any breach of the LLC Agreement or such Registration Agreement, or for breach of any other obligation of any Group Company, whether arising from rights relating to my employment, my status as holder of equity or debt interests in any Group Company or any other of my capacities, as of or immediately prior to the execution of this General Release.

5.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending Claim as of or immediately prior to the execution of this General Release.

6.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.
I agree that if I violate this General Release by suing the Company or any of the other Released Parties in respect of any Claim, I will pay all costs and expenses of defending against the suit incurred by any of the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Retirement Agreement.

8.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of the Retirement Agreement.

9.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

  (i)
  I HAVE READ IT CAREFULLY;

  (ii)
  I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

  (iii)
  I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

  (iv)
  I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO;

  (v)
  I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM TO CONSIDER IT;

  (vi)
  I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

  (vii)
  I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

  (viii)
  I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: 11/21, 2006	/s/ KEDAR P. GUPTA Kedar P. Gupta

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  Exhibit 10.16
RETIREMENT AGREEMENT
GENERAL RELEASE